UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 11, 2004

HAIGHTS CROSS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(IRS Employer Identification No.)

10 New King Street, Suite 102
White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

     On November 11, 2004, Haights Cross Communications, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Haights Cross Operating Company, a wholly owned subsidiary of the Company (“HCOC”), OPI Acquisition Co., Inc., a wholly owned subsidiary of HCOC (“OPI”), Options Publishing, Inc. (“Options”) and certain stockholders of Options named therein (the “Stockholders”). Pursuant to terms of the Asset Purchase Agreement, the Company, through its subsidiary OPI, will acquire substantially all of the assets, and assume certain liabilities, of Options, a publisher of K-8 reading, math and literature supplemental education materials and intervention programs. The purchase price is $50.0 million in cash, of which $2.0 million will be deposited in an escrow account to secure the indemnification obligations of Options and the Stockholders for breaches of representations, warranties and covenants. In addition, under the terms of the Asset Purchase Agreement, the Stockholders entered into noncompetition agreements with the Company, which will become effective upon the closing of the transaction.

     The purchase is expected to close in December 2004, subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of other customary closing conditions. The Asset Purchase Agreement, including the purchase price, was negotiated at arm’s length among the parties. None of the Company, HCOC, or OPI, nor any director or officer of the Company, HCOC or OPI, is affiliated with or has a material relationship with Options or any stockholder of Options.

     Concurrently with the execution of the Asset Purchase Agreement, OPI entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Merrimack M&R Realty LLC, a limited liability company controlled by the Stockholders. Pursuant to the terms of the Purchase and Sale Agreement, OPI will acquire the building, land, equipment and fixtures leased and used by Options in the operation of its publishing business for a cash payment of $1.8 million to Merrimack M&R Realty LLC. The parties intend to close this transaction at the same time that they close the transaction contemplated by the Asset Purchase Agreement. The Purchase and Sale Agreement, including the purchase price, was negotiated at arm’s length among the parties. None of the Company, HCOC or OPI, nor any director or officer of the Company, HCOC or OPI, is affiliated with or had a material relationship with Merrimack M&R Realty LLC or any member of Merrimack M&R Realty LLC.

     On November 15, 2004, the Company issued a press release announcing the signing of the Asset Purchase Agreement and Purchase and Sale Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are being filed herewith.

Exhibit No.	Description
99.1	Press Release of the Company dated November 15, 2004

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004	HAIGHTS CROSS COMMUNICATIONS, INC.
	By:	/s/ Paul J. Crecca
		Name:	Paul J. Crecca
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated November 15, 2004